AMENDMENT NO. [19]

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of [November     , 2018], amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer Capital Appreciation Fund, Invesco Oppenheimer Discovery Fund, Invesco Oppenheimer Equity Income Fund, Invesco Oppenheimer Master Loan Fund, Invesco Oppenheimer Real Estate Fund, Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund, Invesco Oppenheimer Senior Floating Rate Fund, Invesco Oppenheimer Senior Floating Rate Plus Fund, and Invesco Oppenheimer Short Term Municipal Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco American Franchise Fund	February 12, 2010
Invesco California Tax-Free Income Fund	February 12, 2010
Invesco Core Plus Bond Fund	June 2, 2009
Invesco Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Equity and Income Fund	February 12, 2010
Invesco Floating Rate Fund	April 14, 2006
Invesco Global Real Estate Income Fund	March 12, 2007
Invesco Growth and Income Fund	February 12, 2010
Invesco Low Volatility Equity Yield Fund	March 31, 2006
Invesco Oppenheimer Capital Appreciation Fund	[November , 2018]
Invesco Oppenheimer Discovery Fund	[November , 2018]
Invesco Oppenheimer Equity Income Fund	[November , 2018]
Invesco Oppenheimer Master Loan Fund	[November , 2018]

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund	[November , 2018]
Invesco Oppenheimer Real Estate Fund	[November , 2018]
Invesco Oppenheimer Senior Floating Rate Fund	[November , 2018]
Invesco Oppenheimer Senior Floating Rate Plus Fund	[November , 2018]
Invesco Oppenheimer Short Term Municipal Fund	[November , 2018]
Invesco Pennsylvania Tax Free Income Fund	February 12, 2010
Invesco S&P 500 Index Fund	February 12, 2010
Invesco Short Duration High Yield Municipal Fund	September 30, 2015
Invesco Small Cap Discovery Fund	February 12, 2010
Invesco Strategic Real Return Fund	April 22, 2014

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco Floating Rate Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%

Invesco Global Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%

Invesco Low Volatility Equity Yield Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%

Invesco California Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Next $250 million	0.445%
Next $250 million	0.42%
Next $250 million	0.395%
Over $1.25 billion	0.37%

Invesco Equally-Weighted S&P 500 Fund

Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco Equity and Income Fund

Invesco Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco Oppenheimer Capital Appreciation Fund*

Invesco Oppenheimer Discovery Fund*

Invesco Oppenheimer Equity Income Fund*

Invesco Oppenheimer Master Loan Fund*

Invesco Oppenheimer Real Estate Fund*

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund*

Invesco Oppenheimer Senior Floating Rate Fund*

Invesco Oppenheimer Senior Floating Rate Plus Fund*

Invesco Oppenheimer Short Term Municipal Fund*

Net Assets	Annual Rate

Invesco Pennsylvania Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Over $500 million	0.40%

Invesco Small Cap Discovery Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%

Invesco Short Duration High Yield Municipal Fund

Net Assets	Annual Rate
First $300 million	0.50%
Next $300 million	0.46%
Over $600 million	0.42%

Invesco Strategic Real Return Fund

Net Assets	Annual Rate
First $1 billion	0.40%
Next $2.5 billion	0.35%
Over $3.5 billion	0.33%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Funds under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

2.    In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Attest:	By:
Jeffrey H. Kupor
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	By:
Jeffrey H. Kupor
Senior Vice President